EXHIBIT 10.1



                                                                 Execution Copy




===============================================================================


                              CREDIT AGREEMENT

                        DATED AS OF AUGUST 30, 2002

                                   AMONG

                               UNITRIN, INC.,

                                THE LENDERS,

                               BANK ONE, NA,
                          AS ADMINISTRATIVE AGENT

                                    AND

                            WACHOVIA BANK, N.A.,
                            AS SYNDICATION AGENT


===============================================================================


                      BANC ONE CAPITAL MARKETS, INC.,
                   AS LEAD ARRANGER AND SOLE BOOK RUNNER


                                                       TABLE OF CONTENTS


ARTICLE I             DEFINITIONS.................................................................................1

ARTICLE II            THE CREDITS................................................................................11
    2.1.              Commitment.................................................................................11
    2.2.              Required Payments; Termination.............................................................11
    2.3.              Ratable Loans..............................................................................11
    2.4.              Types of Advances..........................................................................11
    2.5.              Facility Fee, Utilization Fee and Reductions in Aggregate Commitment.......................11
    2.6.              Minimum Amount of Each Advance.............................................................12
    2.7.              Optional Principal Payments................................................................12
    2.8.              Method of Selecting Types and Interest Periods for New Advances............................12
    2.9.              Conversion and Continuation of Outstanding Advances........................................12
    2.10.             Changes in Interest Rate, etc..............................................................13
    2.11.             Rates Applicable After Default.............................................................13
    2.12.             Method of Payment..........................................................................13
    2.13.             Noteless Agreement; Evidence of Indebtedness...............................................13
    2.14.             Telephonic Notices.........................................................................14
    2.15.             Interest Payment Dates; Interest and Fee Basis.............................................14
    2.16.             Notification of Advances, Interest Rates, Prepayments and Commitment Reductions............14
    2.17.             Lending Installations......................................................................15
    2.18.             Non-Receipt of Funds by the Agent..........................................................15
    2.19.             Replacement of Lender......................................................................15

ARTICLE III           YIELD PROTECTION; TAXES....................................................................16
    3.1.              Yield Protection...........................................................................16
    3.2.              Changes in Capital Adequacy Regulations....................................................16
    3.3.              Availability of Types of Advances..........................................................17
    3.4.              Funding Indemnification....................................................................17
    3.5.              Taxes......................................................................................17
    3.6.              Lender Statements; Survival of Indemnity...................................................19

ARTICLE IV            CONDITIONS PRECEDENT.......................................................................19
    4.1.              Effectiveness..............................................................................19
    4.2.              Each Advance...............................................................................20

ARTICLE V             REPRESENTATIONS AND WARRANTIES.............................................................20
    5.1.              Organization; Power; Qualification.........................................................20
    5.2.              Authorization; Enforceability..............................................................21
    5.3.              Subsidiaries...............................................................................21
    5.4.              Compliance with Laws.......................................................................21
    5.5.              Necessary Authorizations...................................................................21
    5.6.              Title to Properties........................................................................21
    5.7.              Taxes......................................................................................21
    5.8.              Financial Statements.......................................................................21
    5.9.              No Material Adverse Change.................................................................22
    5.10.             Guaranties.................................................................................22
    5.11.             Litigation.................................................................................22


    5.12.             ERISA......................................................................................22
    5.13.             Compliance with Law........................................................................22
    5.14.             Accuracy and Completeness of Information...................................................22
    5.15.             Compliance with Regulations T, U, and X....................................................22
    5.16.             Broker's or Finder's Commissions...........................................................23
    5.17.             Investment Company Act.....................................................................23
    5.18.             Insurance Licenses.........................................................................23

ARTICLE VI            COVENANTS..................................................................................23
    6.1.              Preservation of Existence and Similar Matters..............................................23
    6.2.              Compliance with Applicable Law.............................................................23
    6.3.              Maintenance of Properties..................................................................23
    6.4.              Accounting Methods and Financial Records...................................................23
    6.5.              Payment of Taxes and Claims................................................................23
    6.6.              Visits and Inspections.....................................................................24
    6.7.              Use of Proceeds............................................................................24
    6.8.              Further Assurances.........................................................................24
    6.9.              Quarterly Financial Statements of the Borrower.............................................24
    6.10.             Annual Financial Statements of the Borrower................................................24
    6.11.             Additional Reporting Requirements..........................................................24
    6.12.             Performance Certificates...................................................................25
    6.13.             Copies of Other Reports....................................................................25
    6.14.             Notice of Litigation and Other Matters.....................................................26
    6.15.             Restricted Payments and Restricted Purchases...............................................26
    6.16.             Limitations on Indebtedness of Subsidiaries of Borrower....................................26
    6.17.             Limitation on Liens........................................................................27
    6.18.             Amendment and Waiver.......................................................................27
    6.19.             Liquidation; Merger; Disposition of Assets.................................................27
    6.20.             Borrower's Maximum Leverage................................................................27
    6.21.             Risk-Based Capital Ratio...................................................................27
    6.22.             Affiliate Transactions.....................................................................28
    6.23.             Other Indebtedness.........................................................................28
    6.24.             Restrictions on Upstream Dividends by Subsidiaries.........................................28
    6.25.             Business of the Borrower...................................................................28

ARTICLE VII           DEFAULTS...................................................................................28

ARTICLE VIII          ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.............................................31
    8.1.              Acceleration...............................................................................31
    8.2.              Amendments.................................................................................31
    8.3.              Preservation of Rights.....................................................................31

ARTICLE IX            GENERAL PROVISIONS.........................................................................32
    9.1.              Survival of Representations................................................................32
    9.2.              Governmental Regulation....................................................................32
    9.3.              Headings...................................................................................32
    9.4.              Entire Agreement...........................................................................32
    9.5.              Several Obligations; Benefits of this Agreement............................................32
    9.6.              Expenses; Indemnification..................................................................32
    9.7.              Numbers of Documents.......................................................................33

    9.8.              Accounting.................................................................................33
    9.9.              Severability of Provisions.................................................................33
    9.10.             Nonliability of Lenders....................................................................33
    9.11.             Confidentiality............................................................................33
    9.12.             Nonreliance................................................................................34
    9.13.             Disclosure.................................................................................34

ARTICLE X             THE AGENT..................................................................................34
    10.1.             Appointment; Nature of Relationship........................................................34
    10.2.             Powers.....................................................................................34
    10.3.             General Immunity...........................................................................34
    10.4.             No Responsibility for Loans, Recitals, etc.................................................34
    10.5.             Action on Instructions of Lenders..........................................................35
    10.6.             Employment of Agents and Counsel...........................................................35
    10.7.             Reliance on Documents; Counsel.............................................................35
    10.8.             Agent's Reimbursement and Indemnification..................................................35
    10.9.             Notice of Default..........................................................................36
    10.10.            Rights as a Lender.........................................................................36
    10.11.            Lender Credit Decision.....................................................................36
    10.12.            Successor Agent............................................................................36
    10.13.            Agent and Arranger Fees....................................................................37
    10.14.            Delegation to Affiliates...................................................................37
    10.15.            Syndication Agent..........................................................................37

ARTICLE XI            SETOFF; RATABLE PAYMENTS...................................................................37
    11.1.             Setoff.....................................................................................37
    11.2.             Ratable Payments...........................................................................37

ARTICLE XII           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..........................................38
    12.1.             Successors and Assigns.....................................................................38
    12.2.             Participations.............................................................................38
    12.3.             Assignments................................................................................39
    12.4.             Dissemination of Information...............................................................40
    12.5.             Tax Treatment..............................................................................40

ARTICLE XIII          NOTICES....................................................................................40
    13.1.             Notices....................................................................................40
    13.2.             Change of Address..........................................................................41

ARTICLE XIV           COUNTERPARTS...............................................................................41

ARTICLE XV            CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...............................41
    15.1.             CHOICE OF LAW..............................................................................41
    15.2.             CONSENT TO JURISDICTION....................................................................41
    15.3.             WAIVER OF JURY TRIAL.......................................................................41

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                                                              iii

                            EXHIBITS AND SCHEDULES


EXHIBITS
--------

A        Form of Note

B        Form of Assignment and Assumption Agreement

C        Form of Compliance Certificate



SCHEDULES
---------

Pricing Schedule

Schedule 1        Subsidiaries

                               CREDIT AGREEMENT


         This Agreement, dated as of August 30, 2002, is among Unitrin, Inc., a Delaware corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as administrative agent, and Wachovia Bank, N.A., as syndication agent. The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

         As used in this Agreement:

         "Advance" means a borrowing hereunder, (a) made by the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affected Lender" is defined in Section 2.19.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; provided, that for the purposes of Sections 6.19 and 6.22 and the definition of "Change in Control," an "Affiliate" shall mean any Person (other than a Person whose sole relationship with any designated Person is as an employee or director) directly or indirectly controlling, controlled by, or under common control with the designated Person, with the term "control" including, without limitation, (a) the direct or indirect beneficial ownership of more than thirty percent (30%) of the voting securities or voting equity or partnership interests, of such Person (but shall not include Investees) or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is equal to $360,000,000.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Annual Statement" means the annual statutory financial statement of each of Trinity and United Insurance required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by the applicable jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

         "Applicable Facility Fee Rate" means, at any time, the percentage rate per annum at which facility fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.

         "Applicable Law" means, with respect to any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators binding on such Person in proceedings or actions to which the Person in question is a party.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Applicable Utilization Fee Rate" means, at any time, the percentage rate per annum at which utilization fees are accruing on the average daily aggregate outstanding principal amount of Loans at such time as set forth in the Pricing Schedule.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means such senior personnel of the Borrower, acting singly, as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on its behalf.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Borrower" means Unitrin, Inc., a Delaware corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally areopen in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligation" means that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

         "Change in Control" means (a) the direct or indirect ownership by any Person, on a combined basis with any Affiliates of such Person, of 40% or more of the existing voting stock of the Borrower; or (b) the failure of the Borrower to own, free and clear of Liens or other encumbrances, 100% of the outstanding shares of voting stock of Trinity and United Insurance on a fully diluted basis.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans, the outstanding principal amount of which does not exceed the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3 or as otherwise modified from time to time pursuant to the terms hereof.

         "Company Action Level" means the designation given by either the National Association of Insurance Commissioners or the state department of insurance of the state of domicile of the insurance company in question of a level or range of levels of Risk-Based Capital Ratios as the Risk-Based Capital Ratio or Ratios, as applicable, of an insurance company which permit a state insurance department or commission (or other governmental entity) to require such insurance company (or which otherwise cause such insurance company to be required) to file a financial plan identifying problem conditions and a proposal of corrective or remedial actions with any state insurance department or commission (or other governmental entity) pursuant to rules, regulations or guidelines adopted by the National Association of Insurance Commissioners or any applicable state department of insurance. In the event there is no such designation given by the National Association of Insurance Commissioners or any applicable state department of insurance pursuant to such rules, regulations or guidelines, "Company Action Level" shall be deemed to mean any level or range of levels of Risk-Based Capital Ratios of an insurance company which permit a state insurance department or commission (or other governmental entity) to take any corrective or remedial actions with respect to such insurance company pursuant to such rules, regulations or guidelines.

         "Consolidated Net Worth" means, at any date of determination, the sum of (a) the consolidated shareholders' equity of the Borrower and its Subsidiaries (excluding treasury shares), determined as of such date in accordance with GAAP, plus the positive difference or less the negative difference, as the case may be, (b) between the fair market value of investments in Investees and the carrying value therefor determined as of such date net of an amount equal to the product of (i) such difference and (ii) the applicable federal income tax rate in effect on such date of determination).

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Default" means an event described in Article VII.

         "Direct Auto Business" means any business or service whereby policies in respect of automobile insurance are offered directly to consumers without interaction from an intervening insurance agent.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two
(2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, (a) taxes imposed or based upon its overall net income (including, without limitation, any financial institutions tax), and franchise taxes imposed on it, by (i) the government of the United States, (ii) the jurisdiction under the laws of which such Lender or the Agent, as applicable, is incorporated or organized, (iii) the jurisdiction in which the Agent's or such Lender's principal executive office, as applicable, or such Lender's applicable Lending Installation is located or (iv) a jurisdiction in which such Lender or the Agent, as applicable, is otherwise doing business, and (b) all liabilities, penalties and interest with respect to any of the foregoing.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Facility Termination Date" means August 30, 2005 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof (subject to any rescission of termination by the Required Lenders pursuant to Section 8.1).

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fireside" means Fireside Securities Corporation, a California corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Fireside Thrift Co." means Fireside Thrift Co., a California corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means accounting principles generally accepted in the United States of America as in effect from time to time, applied on a basis consistent (except for changes agreed to by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders.

         "Indebtedness" means, with respect to any Person, without duplication, the obligations of such Person of the types described in clauses
(a) through (f) in the definition of Total Debt.

         "Insurance Subsidiary" means any Subsidiary which is engaged in the insurance business.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if such next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investees" shall mean, collectively, all Persons described as "Investees" on the most recent consolidated financial statements of the Borrower delivered to the Lenders pursuant to Sections 6.9 or 6.10. UNOVA, Inc. is the only "Investee" as of the date of this Agreement.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and permitted assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "License" means any license, certificate of authenticity, permit or other authorization which is required to be obtained from a governmental authority in connection with the operation, ownership or transaction of insurance business.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement and any Notes issued pursuant to Section 2.13.

         "Margin Stock" is defined in Section 5.15.

         "Material Portion" means the amount of property or other assets owned, leased or operated by the Borrower and its Subsidiaries which represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made.

         "Materially Adverse Effect" means a material adverse effect on (a) the business, properties, financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Necessary Authorizations" means all authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and all reports to, any governmental or other regulatory authority whether federal, state, or local, and all agencies thereof, necessary for the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower or any of its Subsidiaries.

         "Non-U.S. Lender" is defined in Section 3.5(d).

         "Note" is defined in Section 2.13.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

         "Other Taxes" is defined in Section 3.5(b).

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each March, June, September and December of each year, commencing on September 30, 2002.

         "Permitted Liens" means, as applied to any Person:

                  (a) Any Lien in favor of the Agent and the Lenders given to secure the Obligations;

                  (b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges, levies, or claims not yet delinquent or the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale, or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

                  (c) (i) Statutory Liens of landlords and (ii) Liens of carriers, warehousemen, mechanics, laborers, and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

                  (e) Restrictions on the transfer of assets imposed by any federal, state or local statute, regulation or ordinance applicable to such Person;

                  (f) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (g) Liens securing Indebtedness of Subsidiaries of the Borrower in an aggregate principal amount not to exceed the amount permitted pursuant to Section 6.16(c) hereof;

                  (h) Judgment Liens against assets of the Borrower and its Subsidiaries arising in connection with court proceedings which do not secure an amount in excess of $75,000,000 in the aggregate when added to all outstanding Liens permitted under clause (g) of this definition;

                  (i) Liens securing Indebtedness of the Borrower to the extent that such Indebtedness is ratably secured with the Obligations and ranks pari passu at all times with the Obligations;

                  (j) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

                  (k) Normal and customary rights of setoff upon deposits of cash in favor of banks or other depositary institutions;

                  (l) Liens of sellers of goods to the Borrower or any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business;

                  (m) Liens in favor of the Borrower granted by a Subsidiary of the Borrower;

                  (n) Liens securing purchase money Indebtedness; provided that such Liens do not at any time encumber any asset other than the asset financed by such Indebtedness;

                  (o) Liens against the assets of the Borrower or its Subsidiaries subject to the terms of securities lending transactions in the ordinary course of business;

                  (p) Liens granted in connection with a Permitted Securitization; provided, that such Liens do not encumber any property other than the Margin Stock or consumer finance receivables made subject to such transaction and the proceeds thereof;

                  (q) Capitalized Lease Obligations of the Borrower in an aggregate amount outstanding from time to time not to exceed $25,000,000; and

                  (r)      Liens on Margin Stock.

         "Permitted Securitization" means the securitization or similar financing of Margin Stock or consumer finance receivables by the Borrower or any of its Subsidiaries through a transfer, sale or other disposition (including the granting of a security interest) thereof by the Borrower or such Subsidiary to one or more direct or indirect special purpose Subsidiaries of the Borrower.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA or any other plan maintained for employees of any Person or any affiliate of such Person.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Purchasers" is defined in Section 12.3.1.

         "Register" is defined in Section 12.3.4.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of

Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reportable Event" is defined in Section 4043(b) of ERISA.

         "Required Lenders" means Lenders in the aggregate having at least 66?% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66?% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Restricted Payment" means any direct or indirect distribution, dividend or other payment to any Person on account of any capital stock or other equity securities of the Borrower, or in connection with any tax sharing agreement (other than tax sharing agreements having the Borrower or one of its Subsidiaries as the tax paying entity under such agreement and that certain tax indemnity agreement between the Borrower and Teledyne, Inc.).

         "Restricted Purchase" means any payment on account of the purchase, redemption or other acquisition or retirement of any capital stock or other securities of, the Borrower.

         "Risk-Based Capital Ratio" means the risk-based capital ratio of any applicable Person adopted from time to time by the National Association of Insurance Commissioners or by the state department of insurance of the state of domicile of the insurance company in question. In the event that there is a conflict between the risk-based capital ratio formulae adopted by the National Association of Insurance Commissioners and any applicable state department of insurance, the formula adopted by such state department of insurance shall be the applicable formula for purposes of this Agreement.

         "SAP" means, with respect to any insurance company, statutory accounting practices prescribed or permitted by the National Association of Insurance Commissioners and, as applicable, the state department of insurance of the state of domicile of such insurance company for the preparation of financial statements and reports by insurance companies of the same type as such insurance company.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Subsidiary" means, as applied to any Person, (a) any corporation of which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests is at the time owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, whether by contract or otherwise.

         "Syndication Agent" means Wachovia Bank, N.A., in its capacity as syndication agent.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Total Capitalization" means as of any date, the sum of (a) the Borrower's Consolidated Net Worth and (b) without duplication, Total Debt.

         "Total Debt" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, (a) indebtedness created, issued or incurred by any such Person for borrowed money (whether by loan or the issuance and sale of debt securities), but excluding customer deposits, investment accounts and certificates, certificates of deposit, insurance reserves and passbook accounts; (b) obligations of any such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business;
(c) indebtedness of others secured by a Lien on the property of any such Person, whether or not the respective indebtedness so secured has been assumed by any such Person; (d) obligations of any such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of any such Person; (e) Capitalized Lease Obligations of any such Person; and (f) indebtedness of others of the types described in clauses (a), (b), (d) and (e) of this definition of Total Debt guaranteed by any such Person, or obligations incurred by direct or indirect special purpose Subsidiaries of the Borrower in connection with any Permitted Securitization guaranteed by any such Person.

         "Transferee" is defined in Section 12.4.

         "Trinity" means Trinity Universal Insurance Company, a Texas corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

         "United Insurance" means United Insurance Company of America, an Illinois corporation and a Wholly-Owned Subsidiary of the Borrower.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         In the event that any changes in GAAP and/or SAP occur after the date of this Agreement and such changes result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then the Borrower, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in order that the criteria for evaluating the Borrower's financial condition will be the same after such changes as if such changes had not occurred.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

         2.1. Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2. Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5. Facility Fee, Utilization Fee and Reductions in Aggregate Commitment. (a) The Borrower agrees to pay to the Agent for the account of each Lender a facility fee at a per annum rate equal to the Applicable Facility Fee Rate on such Lender's Commitment (whether used or unused) from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date, provided that, if any Lender continues to have Loans outstanding hereunder after the termination of its Commitment (including, without limitation, during any period when Loans may be outstanding but new Loans may not be borrowed hereunder), then such facility fee shall continue to accrue on the aggregate principal amount of the Loans owed to such Lender until such Loans are repaid in full.

         (b) For each day on which the aggregate principal amount of the outstanding Advances exceeds 33% of the Aggregate Commitment, the Borrower agrees to pay to the Agent for the account of each Lender a utilization fee at a per annum rate equal to the Applicable Utilization Fee Rate on such Lender's Commitment, payable from the date hereof on each Payment Date to and including the Facility Termination Date.

         (c) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, upon at least two
(2) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued facility and utilization fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder and on the final date upon which all Loans are repaid hereunder.

         2.6. Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

         2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances, upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances, upon three Business Days' prior notice to the Agent.

         2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                (a) the Borrowing Date, which shall be a Business Day, of such Advance,

                (b) the aggregate amount of such Advance,

                (c) the Type of Advance selected, and

                (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (a) the requested date, which shall be a Business Day, of such conversion or continuation,

         (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (c) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

         2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default arising under Section 7.2, 7.3 (solely as it relates to Sections 6.15, 6.19, 6.20, 6.21 and 6.25), 7.6, 7.7, 7.8 or 7.13, the
Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (b) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.7 or 7.8, the interest rates set forth in clauses (a) and (b) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender; provided further that such additional interest shall only be payable until the earlier of the (a) waiver or cure of the applicable Default, (b) agreement of the Required Lenders to rescind the charging of such additional interest after Default or (c) payment in full of the Obligations.

         2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender.

         2.13. Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall, absent manifest error, be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (d) Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit A (each such promissory note, a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

         2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, or at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances and facility and utilization fees shall be calculated for actual days elapsed on the basis of a 360-day year, and interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365-day year, or when appropriate, a 366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time; provided, that such change shall not cause the Borrower to be liable for any increase in fees, costs, taxes or payments required to be made hereunder. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19. Replacement of Lender. If (a) the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or (b) any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender described in the foregoing clauses (a) or (b), an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (a) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to (i) purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit B, (ii) become a Lender for all purposes under this Agreement, (iii) assume all obligations of the Affected Lender to be terminated as of such date and
(iv) comply with the requirements of Section 12.3 applicable to assignments, and (b) the Borrower shall pay (without duplication of amounts paid by the replacement Lender) to such Affected Lender in same day funds on the day of such replacement (i) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (ii) an amount, if any, equal to the payment which would have been due to such Affected Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                 ARTICLE III

                            YIELD PROTECTION; TAXES
                            -----------------------

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

         (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (c) except to the extent covered or excluded by clause (a) above or
Section 3.5, imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If the amount of capital required or expected to be maintained by any Lender, any Lending Installation of any Lender or any corporation controlling any Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory

Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. Subject to Section 3.6, if
(a) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (b) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by
Section 3.4; provided, that under the circumstances described in clause (a) above, the availability of Eurodollar Advances shall only be suspended until the applicable Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist; provided further, that under the circumstances described in clause (b) above, the Agent, the Borrower and each Lender shall work together in good faith to create a spread above a recognizable market index computed to approximate the Eurodollar Rate, and the Advances may be converted to Advances bearing interest on such a basis.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. Taxes. (a) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions of Taxes (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after receiving such receipt.

         (b) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (c) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (d) Each Lender (including the Agent, if applicable) that is not organized under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement (or the date such Lender becomes a party to this Agreement), deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender (including the Agent, if applicable) that is organized under the laws of the United States that is not a corporation for United States federal income tax purposes agrees that it will, not more than ten Business Days after the date of this Agreement (or the date such Lender becomes a party to this Agreement), deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-9, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of United States backup withholding taxes. Each such Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless a change in Applicable Law (including any change in the interpretation or administration thereof by any governmental authority) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (e) For any period during which a Lender (including the Agent, if applicable) has failed to provide the Borrower with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in Applicable Law, including any change in the interpretation or administration thereof by any governmental authority), occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to the payment of any additional amounts or indemnification under Section 3.1(a) or this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d), above, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

         (f) Any Non-U.S. Lender (including the Agent, if applicable) that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by Applicable Law, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate.

         (g) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(g) shall survive the payment of the Obligations and termination of this Agreement.

         (h) If the Agent or any Lender determines, in its good faith judgment, that it has actually received or realized any refund of tax or any reduction of its tax liabilities or otherwise recovered any amount in connection with any deduction or withholding or payment of any additional amount by the Borrower pursuant to Section 3.1(a) or this Section 3.5, such Person shall reimburse the Borrower in an amount equal to the net benefit, after tax, and net of all expenses incurred by the such Person in connection with such refund, reduction or recovery; provided, that nothing in this paragraph (h) shall require any Person to make available its tax returns (or any other information relating to its taxes which it deems to be confidential). The Borrower shall return such amount to the applicable Person in the event that such Person is required to repay such refund of tax or is not entitled to such reduction of, or credit against, its tax liabilities.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, materially disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the basis and calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                ARTICLE IV

                            CONDITIONS PRECEDENT
                            --------------------

         4.1. Effectiveness. This Agreement shall become effective when the Borrower has furnished to the Agent with sufficient copies for the Lenders:

         (a) Copies of the certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer of the jurisdiction of incorporation of the Borrower.

         (b) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

         (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

         (d) Copies of a certificate of compliance for each of Trinity and United Insurance issued by the department of insurance of its state of domicile.

         (e) A certificate, signed by the chief financial officer of the Borrower, stating that on the date of this Agreement (i) no Default or Unmatured Default has occurred and is continuing and (ii) the representations and warranties contained in Article V are true and correct in all material respects as of such date.

         (f) A written opinion of the Borrower's counsel, addressed to the Lenders in form and substance reasonably acceptable to the Agent.

         (g) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

         (h) Written money transfer instructions addressed to the Agent and signed by an Authorized Officer.

         (i) Evidence satisfactory to the Agent that the Amended and Restated Credit Agreement dated as of September 17, 1997 among the Borrower, the lenders party thereto and the agent named therein shall have been terminated and all indebtedness, liabilities and accrued obligations outstanding thereunder shall have been paid in full.

         (j) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2. Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

         (a) There exists no Default or Unmatured Default.

         (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date in all material respects except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit C as a condition to making an Advance.

                                 ARTICLE V

                       REPRESENTATIONS AND WARRANTIES
                       ------------------------------

         The Borrower represents and warrants to the Lenders that:

5.1. Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is duly organized, validly existing, and in good standing under the laws of its state of organization, has the power and authority, corporate and otherwise, to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted. Each such Person is duly qualified and is in good standing as a foreign organization, and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to so qualify could not reasonably be expected to have a Materially Adverse Effect.

         5.2. Authorization; Enforceability. The Borrower has the corporate power, and has taken all necessary corporate action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement and any Notes have been duly executed and delivered by the Borrower, and each of this Agreement and the other Loan Documents to which the Borrower is a party is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the following qualifications: (a) the discretion of any court in awarding equitable remedies, and (b) bankruptcy, insolvency, liquidation, reorganization, moratorium, reconstruction, and other similar laws or legal or equitable principles affecting enforcement of creditors' rights generally.

         5.3. Subsidiaries. Set forth on Schedule 1 is a complete and correct list, as of the date hereof, of all Subsidiaries of the Borrower and a corporate structure chart, as of the date hereof, reflecting the ownership of the Subsidiaries of the Borrower. The Borrower owns, free and clear of all Liens (other than (except in the case of Trinity and United Insurance) Permitted Liens), all outstanding shares of its direct Subsidiaries and all such shares are validly issued, fully paid and non-assessable.

         5.4. Compliance with Laws. The execution, delivery, and performance of this Agreement and each of the other Loan Documents in accordance with the terms and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate any Applicable Law, or (b) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws of the Borrower or any of its Subsidiaries or under any material indenture, agreement, or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any such Person or any of its properties may be bound.

         5.5. Necessary Authorizations. The Borrower has secured all material Necessary Authorizations, and all such Necessary Authorizations are in full force and effect. The Borrower is not required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance, in accordance with the terms of this Agreement or any other Loan Document, and the transactions contemplated hereby.

         5.6. Title to Properties. Each of the Borrower and its Subsidiaries has marketable and legal title to, or a valid leasehold interest in, all of its material tangible properties and assets, subject only to Permitted Liens.

         5.7. Taxes. All federal, all material state, and all other material tax returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed (except as such returns have been extended in accordance with Applicable Law), and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Borrower and each of its Subsidiaries and any of their respective properties, income, profits, and assets, which are due and payable as shown on such returns, have been paid, except any such payment of which the Borrower or any of its Subsidiaries, as applicable, is diligently contesting in good faith by proper proceedings and against which adequate reserves are being maintained, and as to which no Lien other than a Permitted Lien has attached. The charges, accruals, and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the reasonable judgment of the Borrower, adequate.

         5.8. Financial Statements. The Borrower has furnished, or caused to be furnished, to the Lenders financial statements for the Borrower and its Subsidiaries on a consolidated basis which present fairly the financial position of the Borrower and its Subsidiaries on a consolidated basis as at December 31, 2001, and the results of operations for the periods then ended. Except as disclosed in such financial statements, neither the Borrower nor any of its Subsidiaries had any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of the Borrower or any of its Subsidiaries, which would be required to be shown on such financial statements.

         5.9. No Material Adverse Change. Since December 31, 2001, there has occurred no event which has had or which could reasonably be expected to have a Materially Adverse Effect.

         5.10. Guaranties. The Borrower has not made guaranties of the indebtedness of any Person, except where the obligations of the Borrower thereunder are pari passu with the Obligations.

         5.11. Litigation. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which upon adjudication could reasonably be expected to have a Materially Adverse Effect.

         5.12. ERISA. The Borrower and its ERISA Affiliates have materially fulfilled their respective obligations under the minimum funding standards of
Section 302 of ERISA and Section 412 of the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the Pension Benefit Guaranty Corporation or any Plan (other than to pay premiums or make contributions in the ordinary course of business) and have not been required to give security as a result of any Plan amendment (as contemplated by Section 40l(a)(29) of the Code). Neither the Borrower nor any ERISA Affiliate is or ever has been a participant in or obligated to make any payment to a Multiemployer Plan. The Borrower and each ERISA Affiliate have complied in all material respects with all requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code.

         5.13. Compliance with Law. Each of the Borrower and its Subsidiaries is in material compliance with all Applicable Laws and with all of the provisions of its certificate or articles of incorporation and by-laws or partnership agreement, as the case may be, except for any noncompliance which could not reasonably be expected to have a Materially Adverse Effect.

         5.14. Accuracy and Completeness of Information. To the best knowledge of the Borrower after due inquiry, all information, reports, and other papers and data relating to the Borrower or any of its Subsidiaries furnished to the Lenders were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter. No fact is currently known to the Borrower which has, or could reasonably be expected to have, a Materially Adverse Effect and which has not been disclosed in writing to the Agent and the Lenders.

         5.15. Compliance with Regulations T, U, and X. Neither the Borrower nor any of its Subsidiaries is engaged principally in or has as one of its important activities the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as defined in Regulations T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "Margin Stock"). Neither the Borrower nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System with respect to Margin Stock, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Agent or any Lender, the Borrower will furnish the Agent and the Lenders with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-l referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation T, U, or X of said Board of Governors.

         5.16. Broker's or Finder's Commissions. No broker's or finder's fee or commission will be payable with respect to the issuance of the Notes.

         5.17. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower of this Agreement nor the issuance of any Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

         5.18. Insurance Licenses. No License held by an Insurance Subsidiary, the loss of which could reasonably be expected to have a Materially Adverse Effect, is the subject of a proceeding that could reasonably be expected to result in the suspension or revocation of such License.

                                  ARTICLE VI

                                   COVENANTS
                                   ---------

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Preservation of Existence and Similar Matters. The Borrower will, and will cause each of its Subsidiaries to, (a) preserve and maintain its existence, and all material rights, franchises, licenses, and privileges for the conduct of its businesses, which if not preserved or maintained, could reasonably be expected to have a Materially Adverse Effect, and (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except where the failure to so qualify would not have a Materially Adverse Effect.

         6.2. Compliance with Applicable Law. The Borrower will comply, and will cause each of its Subsidiaries to comply, with the requirements of all material Applicable Laws, except for non-compliance which could not reasonably be expected to have a Materially Adverse Effect.

         6.3. Maintenance of Properties. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, or cause to be maintained in the ordinary course of business in good repair, working order, and condition, ordinary wear and tear excepted, all properties used or useful in its business (whether owned or held under lease), and from time to time to make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto.

         6.4. Accounting Methods and Financial Records. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, and will keep and cause each of its Subsidiaries to keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles and reflecting all transactions required to be reflected by such accounting principles.

         6.5. Payment of Taxes and Claims. The Borrower will pay and discharge when due, and will cause each of its Subsidiaries to pay and discharge when due, all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon any of its respective properties; except that no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced with respect to such item and remain unstayed for a period of thirty (30) days after such commencement. The Borrower shall timely file (subject to extensions permitted by Applicable Law), and will cause each of its Subsidiaries to timely file (subject to extensions permitted by Applicable Law), all material information returns required by federal, state, or local tax authorities.

         6.6. Visits and Inspections. The Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of the Agent and each Lender to, upon reasonable prior notice, (a) visit and inspect the properties of the Borrower and each of its Subsidiaries during normal business hours, (b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers the businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrower and each of its Subsidiaries.

         6.7. Use of Proceeds. The Borrower will use the proceeds of the Loans solely for general corporate purposes of the Borrower.

         6.8. Further Assurances. Upon its actual knowledge of any such defect, the Borrower will promptly cure, or use its best efforts to cause to be cured, defects in the creation and issuance of any Notes and the execution and delivery of this Agreement and the other Loan Documents, resulting from any act or failure to act by the Borrower or any employee or officer thereof.

         6.9. Quarterly Financial Statements of the Borrower. The Borrower will furnish to each Lender as soon as available and in any event within sixty-five (65) days after the end of each of the first three (3) fiscal quarters of the Borrower in each fiscal year, (a) the condensed consolidated statements (in substantially the condensed form of those provided on or prior to the date hereof) of income and changes in financial position (or of cash flow, as the case may be) of the Borrower and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such quarter, and (b) the related condensed consolidated balance sheet as at the end of such quarter, setting forth in each case with respect to clauses
(a) and (b) immediately above in comparative form results of the preceding fiscal year end, which financial statements shall fairly present the consolidated financial condition and results of operations, as the case may be, of the Borrower and its Subsidiaries in accordance with GAAP, as at the end of, and for, such quarter (subject to normal year-end audit adjustments).

         6.10. Annual Financial Statements of the Borrower. The Borrower will furnish to each Lender as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the consolidated statements of income and changes in financial position (or of cash flow and shareholders' equity, as the case may be) of the Borrower and its Subsidiaries for such year, and the related consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by an opinion of Deloitte & Touche LLP or such other certified public accountants of recognized standing which are reasonably satisfactory to the Required Lenders, which opinion shall state that such financial statements fairly present the consolidated financial condition and results of operations, as the case may be, of the Borrower and its Subsidiaries, in accordance with GAAP, as at the end of, and for, such year.

         6.11. Additional Reporting Requirements.

         (a) Annual SAP Statements. The Borrower will furnish to each Lender as soon as available, and in any event within ninety (90) days after the end of each fiscal year of each of Trinity and United

Insurance, a copy of the Annual Statement of such Person, prepared in accordance with SAP, which such Person has filed with the applicable state department of insurance pursuant to state insurance law.

         (b) Quarterly SAP Statements. The Borrower will furnish to each Lender as soon as available, and in any event within sixty-five (65) days after the end of each of the first three (3) fiscal quarters in each fiscal year of Trinity and United Insurance, the quarterly unaudited financial statements of Trinity and United Insurance prepared in accordance with SAP.

         (c) Annual Management Discussion. The Borrower will furnish to each Lender promptly after the preparation thereof, copies of all management discussions and analysis reports or similar reports howsoever designated or described prepared by the Borrower with respect to its Subsidiaries which are insurance companies and filed with any governmental authority, agency or department.

         6.12. Performance Certificates. The Borrower will furnish to each Lender, at the time the financial statements are furnished pursuant to Sections 6.9 and 6.10 hereof, a certificate of the chief financial officer or treasurer of the Borrower in form and substance satisfactory to the Required
Lenders:

                  (a) Stating that, to the best of his or her knowledge, no Default or Unmatured Default has occurred as at the end of such quarter or year, as the case may be, or, if a Default or an Unmatured Default has occurred, disclosing each such Default or Unmatured Default and its nature, when it occurred, whether it is continuing, and the steps being taken by the Borrower with respect to such Default or Unmatured Default; and

                  (b) Setting forth in reasonable detail the computations necessary to determine whether or not the Borrower was in compliance with Section 6.20 hereof, and whether or not any Default or Unmatured Default has occurred under Section 7.13 hereof, as of the end of the applicable fiscal quarter or year.

         6.13. Copies of Other Reports. The Borrower will furnish to each
Lender:

         (a) As soon as reasonably practicable after the sending thereof, copies of all periodic reports, proxies and prospectuses which the Borrower or any of its Subsidiaries sends to any holder of its Indebtedness or its securities or files with the Securities and Exchange Commission or any national securities exchange.

         (b) As soon as reasonably practicable after the preparation of the same, copies of all material reports or financial information filed by the Borrower or any of its Subsidiaries with any governmental agency, department, bureau, division or other governmental authority or regulatory body, or other reports with respect to the Borrower or any of its Subsidiaries which, in any such case, evidence facts or contain information which could have a Materially Adverse Effect.

         (c) Not less than once during each fiscal year of the Borrower in which the Borrower or any ERISA Affiliate is a member of, or is obligated to contribute to, any Multiemployer Plan, (i) a statement, in form and substance satisfactory to the Agent, prepared by the actuary for each Multiemployer Plan to which the Borrower or any of its Subsidiaries or any ERISA Affiliate is a party, setting forth the liabilities (under Section 4201 of ERISA) of the Borrower and its ERISA Affiliates, as appropriate, in the event of a "complete" or "partial withdrawal" (as those terms are defined in Sections 4203 and 4205 of ERISA) from each such Multiemployer Plan or (ii) if such statement is not available to the Borrower, a copy of the most recent Internal Revenue Service Form 5500 and supporting schedules.

         (d) From time to time and as soon as reasonably practicable upon each request, such data, internally generated reports, certificates, statements, documents, or further information regarding the business, assets, liabilities, financial position, results of operations, or business prospects of the Borrower or any of its Subsidiaries as the Agent, for itself or upon request of any Lender, may reasonably request.

         6.14. Notice of Litigation and Other Matters. The Borrower will provide to each Lender prompt notice of the following events as to which the Borrower has received notice or otherwise become aware:

         (a) The occurrence of any Default or Unmatured Default or the occurrence or non-occurrence of any event or the existence of a condition which has had or could reasonably be expected to have a Materially Adverse Effect with respect to the Borrower, Trinity or United;

         (b) The occurrence of any Reportable Event with respect to any Plan as to which the Pension Benefit Guaranty Corporation has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that the Borrower shall give the Agent and the Lenders notice of any failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 4l2(d) of the Code);

         (c) The filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan other than, in either case, a standard termination under Section 4041(b) of ERISA;

         (d) The institution by the Pension Benefit Guaranty Corporation of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

         (e) The occurrence or non-occurrence of any event or the existence of any condition which constitutes, or which with the passage of time or giving of notice, or both, would constitute, a default by the Borrower or any of the Subsidiaries under any material agreement (other than any of the Loan Documents) to which such Person is party or by which its properties may be bound or affected, which default could reasonably be expected to have a Materially Adverse Effect; and

         (f) The commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against the Borrower or any of the Subsidiaries, which could reasonably be expected to have a Materially Adverse Effect or result in a Default or Unmatured Default, and any material development with respect thereto.

         6.15. Restricted Payments and Restricted Purchases. The Borrower shall not directly or indirectly, declare or make any Restricted Payment or Restricted Purchase, except that the Borrower may declare and make Restricted Payments and make Restricted Purchases, in each case, so long as no Default or Unmatured Default then exists or would be caused thereby.

         6.16. Limitations on Indebtedness of Subsidiaries of Borrower. The Borrower shall not permit any of its Subsidiaries to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

         (a) Indebtedness in favor of the Borrower;

         (b) Indebtedness incurred by a direct or indirect special purpose Subsidiary of the Borrower in connection with a Permitted Securitization; and

         (c) any other Indebtedness in an amount not to exceed $75,000,000 in the aggregate principal amount outstanding at any time.

         6.17. Limitation on Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur, or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

         6.18. Amendment and Waiver. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any material amendment of, or agree to or accept any waiver of the provisions of its certificate or articles of incorporation or by-laws or certificate of partnership or partnership agreement, as the case may be, which amendment or waiver could reasonably be expected to have a Materially Adverse Effect.

         6.19. Liquidation; Merger; Disposition of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, except for the liquidation or dissolution of (i) any Subsidiary in connection with any sale, lease, transfer or other disposition of assets to the extent permitted in clauses (b)(i) through (b)(viii) below,
(ii) any Subsidiary that is a holding company, provided that that the assets held by such Subsidiary are transferred to one or more direct or indirect Wholly-Owned Subsidiaries of the Borrower or (iii) any inactive Subsidiary,
(b) sell, lease, abandon, transfer or otherwise dispose of any assets or business, other than (i) sales of obsolete equipment, inventory or other assets in the ordinary course of business, (ii) sales of investment securities and other investment assets by Insurance Subsidiaries in the ordinary course of business, (iii) sales, distributions or other dispositions by the Borrower or any of its Subsidiaries of publicly-traded investment securities (including Margin Stock) and other marketable securities, (iv) the sale, distribution or other disposition by the Borrower of the stock or assets of Fireside or the sale, distribution or other disposition by Fireside of the stock or assets of Fireside Thrift Co., (v) the sale, distribution or other disposition of the stock or assets of any Person consisting exclusively of all or any portion of the Direct Auto Business, (vi) sales or transfers of assets to a special purpose Subsidiary in connection with a Permitted Securitization, (vii) any transaction permitted pursuant to clause (ii) of the proviso to Section 6.22, any Restricted Payment permitted pursuant to Section 6.15 and the payment of any dividend by a Subsidiary to its parent entity or (viii) leases, sales, transfers or other dispositions of its property that, together with all other property of the Borrower and its Subsidiaries previously leased, sold, transferred or disposed of since the date hereof (other than sales, distributions, transfers, dispositions or other transactions permitted pursuant to clause (i), (ii), (iii), (iv), (v), (vi) or (vii) of clause (b) above), do not constitute a Material Portion of the property of the Borrower and its Subsidiaries.

         6.20. Borrower's Maximum Leverage. The Borrower shall not, as of the last day of any fiscal quarter, permit (a) the Total Debt (after giving effect to any Advances outstanding hereunder) of the Borrower and its Subsidiaries on a consolidated basis to be greater than (b) (i) forty percent (40%) of (ii) Total Capitalization of the Borrower.

         6.21. Risk-Based Capital Ratio. Neither Trinity nor United Insurance shall, as of the last day of any fiscal quarter, fail to have a Risk-Based Capital Ratio which is at least twenty-five percent (25%) higher than the highest Risk-Based Capital Ratio within the category of Company Action Level (or any successor designation) as prescribed by rules, regulations or guidelines adopted by the National Association of Insurance Commissioners or the state department of insurance of the state of domicile of Trinity or United Insurance, as applicable, and such failure shall continue and not be cured within 45 days after the end of such fiscal quarter.

         6.22. Affiliate Transactions. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that (i) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity;
(ii) the Borrower and its Wholly-Owned Subsidiaries may do any of the foregoing with the Borrower and any of its Wholly-Owned Subsidiaries, as the case may be; (iii) the Borrower and its Subsidiaries may enter into a tax-sharing agreement and/or any Subsidiary may make distributions to enable its direct and indirect parents (including the Borrower) to pay taxes imposed on them with respect to the income of such Subsidiary; and (iv) the Borrower and its Subsidiaries may engage in any transaction with an Affiliate which transaction is on terms no less advantageous to such Affiliate than would be the case if such transaction had been effected with a non-Affiliate.

         6.23. Other Indebtedness. All Obligations of the Borrower under this Agreement and the other Loan Documents shall rank at least pari passu with all other Indebtedness (other than Capitalized Lease Obligations) of the Borrower.

         6.24. Restrictions on Upstream Dividends by Subsidiaries. The Borrower shall not permit to exist at any time any consensual restriction (other than consent decrees or comparable arrangements with regulatory authorities) limiting the ability (whether by covenant, event of default, subordination or otherwise) of any Subsidiary of the Borrower to (a) make Restricted Payments to or Restricted Purchases from the Borrower or any Subsidiary, (b) pay any obligation owed to the Borrower or any Subsidiary of the Borrower, (c) make any loans or advances to or investments in the Borrower or in any Subsidiary of the Borrower, (d) transfer any of its property or assets (other than property or assets subject to Permitted Liens) to the Borrower or any Subsidiary of the Borrower, or (e) create any Lien (other than any additional Lien on assets already subject to a Permitted Lien) upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom, except for restrictions which could not reasonably be expected to impair the Borrower's ability to perform the Obligations.

         6.25. Business of the Borrower. The Borrower and its Subsidiaries, taken as a whole, will conduct their business in substantially the same manner and in substantially the same fields of enterprises as it is presently conducted.

                                  ARTICLE VII

                                   DEFAULTS
                                   --------

         The occurrence of any one or more of the following events shall constitute a Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body.

         7.1. Any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to have been made pursuant to Article IV hereof; or

         7.2. The Borrower shall default (a) in the payment of any interest and fees payable hereunder or under the other Loan Documents and such default shall not have been cured by payment of such overdue amounts in full within three (3) Business Days from the date such payment became due, or (b) in the payment of any principal of any Loan when due; or

         7.3. The Borrower shall default in the performance or observance of any agreement or covenant contained in Sections 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.23 or 6.25 hereof; or

         7.4. The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Article VII, and such default shall not be cured within a period of forty-five (45) days from the date on which such default became known to the Borrower; or

         7.5. There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Article VII), which shall not be cured within the applicable cure period, if any, provided for in such Loan Document; or

         7.6. There shall occur any Change in Control; or

         7.7. There shall be entered a decree or order for relief in respect of the Borrower or any of its Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of the Borrower or any of its Subsidiaries, or of any substantial part of its respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any of its Subsidiaries, or an involuntary petition shall be filed against the Borrower or any of its Subsidiaries, and (a) such petition shall not be diligently contested, or (b) any such petition shall continue undismissed for a period of sixty (60) consecutive days; or

         7.8. The Borrower or any of its Subsidiaries shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower or any of its Subsidiaries shall consent to the institution of proceedings thereunder or to the filing or any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Borrower or any of its Subsidiaries, or of any substantial part of its respective properties, or the Borrower or any of its Subsidiaries shall fail generally to pay its respective debts as they become due, or the Borrower or any of its Subsidiaries shall take any action in furtherance of any such action; or

         7.9. One or more final judgments shall be entered by any court against the Borrower and/or any of its Subsidiaries for the payment of money in an aggregate amount in excess of $60,000,000 for the Borrower and its Subsidiaries, taken as a whole, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Subsidiaries which, together with all other such property of the Borrower and its Subsidiaries subject to other such process, exceeds in value $60,000,000 in the aggregate, if, within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged; or

         7.10. There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its ERISA
Affiliates, or to which the Borrower or any of its ERISA Affiliates has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or the Borrower or any of its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its ERISA Affiliates shall engage in a non-exempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to (a) a tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code, or (b) costs or expenses of correcting such "prohibited transactions," which in either case (a) or (b) could reasonably be likely to have a Materially Adverse Effect; or the Borrower and/or any of its ERISA Affiliates shall enter into or become obligated to contribute to a Multiemployer Plan and as a result thereof such Persons have any liability or potential liability (under Section 4201 of ERISA) relating to any actual or potential "complete" or "partial withdrawal" (as those terms are defined in Sections 4203 and 4205 of ERISA) with respect to any such Multiemployer Plans, which liability or potential liability exceeds $60,000,000 in the aggregate for all such Persons at any time; the Borrower or any of its ERISA Affiliates shall have assessed against it any material tax liability as a result of a violation of the provisions of Section 4980B of the Code; or the Borrower or any of its ERISA Affiliates shall amend a Plan so as to require the provision of security within the meaning of Section 401(a)(29) of the Code; or

         7.11. There shall occur any default or event (which permits the holder(s) thereof to accelerate such Indebtedness or cause such Indebtedness to be prepaid, repurchased or redeemed) under any other indenture, agreement, or instrument evidencing Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount greater than or equal to $60,000,000 for the Borrower and its Subsidiaries, taken as a whole; or

         7.12. All or any material portion of any Loan Document shall at any time and for any reason be declared by a court of competent jurisdiction in a suit with respect to such Loan Document to be null and void, or a proceeding shall be commenced by the Borrower, or by any governmental authority having jurisdiction over the Borrower or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document; or

         7.13. Any applicable superintendent of insurance (or comparable Person) shall have taken possession of the business or property of either Trinity or United Insurance under any applicable state insurance law for the purposes of rehabilitation, dissolution or liquidation thereof or such Person shall have appointed a receiver, trustee, custodian, liquidator, conservator, sequestrator or similar official for either Trinity or United Insurance or for all or any substantial part of the property or assets of Trinity or United Insurance; or

         7.14. Any License held by any Insurance Subsidiary on the date of this Agreement or acquired by any Insurance Subsidiary hereafter, the loss of which could reasonably be expected to have a Materially Adverse Effect, (a) shall be revoked by a final non-appealable order by the state which shall have issued such License, or any action (whether administrative or judicial) to revoke such License shall have been commenced against such Person which shall not have been dismissed or contested in good faith within 30 days of the commencement thereof, (b) shall be suspended by such state for a period in excess of 60 days or (c) shall not be reissued or renewed by such state upon the expiration thereof following application for such reissuance or renewal by such Person.

                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

         8.1. Acceleration. If any Default described in Section 7.7 or 7.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (a) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest (except as provided in Section 2.11) or fees thereon.

         (b) Reduce the percentage specified in the definition of Required Lenders.

         (c) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

         (d) Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement. No amendment of any provision of this Agreement shall be effective without the written consent of the Borrower.

         8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 and any other letter agreements relating to the payment of fees, each of which shall survive and remain in full force and effect during the term of this Agreement.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. Expenses; Indemnification. (a) The Borrower shall reimburse the Agent and the Arranger for any reasonable and documented costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents; provided, that unless a Default has occurred and is continuing, the Borrower shall not be required to reimburse the Agent and the Lenders for the costs of outside auditors designated by the Agent and the Lenders for more than one (1) visit and inspection during any fiscal year. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any documented costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.

         (b) The Borrower hereby further agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto but excluding amounts paid or excluded pursuant to Section 3.1(a) or 3.5) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any non-public, proprietary or confidential information which it may receive from the Borrower pursuant to this Agreement or any transaction contemplated hereby in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as required by law, regulation, or legal process, provided that, unless prohibited by law or court order, the Lender or the Agent (as the case may be) shall notify the Borrower prior to making any such disclosure, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, (g) permitted by Section 12.4 and (h) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Loans provided for herein.

         9.13. Disclosure. The Borrower and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

         10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this
Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (x) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (y) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent and Arranger Fees. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain fee letter dated July 22, 2002, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15. Syndication Agent. The Syndication Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Syndication Agent shall not have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the Syndication Agent as it makes with respect to the Agent in Section 10.11.

                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS
                           ------------------------

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                 ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns permitted hereby, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with
Section 12.3, and (c) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.3. The parties to this Agreement acknowledge that clause (b) of this Section 12.1 relates only to absolute assignments and this Section
12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person, and provided further that the Agent's decision to treat any such Person as an owner or maker shall in no way increase the liability of the Borrower. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2. Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

                  12.2.3. Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
         Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (a) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (b) each Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

         12.3.    Assignments.

                  12.3.1. Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the "Trade Date," if the "Trade Date" is specified in the assignment.

                  12.3.2. Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender or an Affiliate of a Lender. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

                  12.3.3. Effect; Effective Date. Upon (a) delivery to the Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan
         Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and

         Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this
         Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. If requested to issue new or replacement Notes, the Borrower shall have the right to request the return of any outstanding Notes that are to be superseded by such new or replacement Notes as a condition to its issuance of new or replacement Notes, each marked "cancelled."

                  12.3.4. Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d) and (f).

                                 ARTICLE XIII

                                    NOTICES
                                    -------

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof,
(y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (a) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                 ARTICLE XIV

                                 COUNTERPARTS
                                 ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                  ARTICLE XV

         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
         ------------------------------------------------------------

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN

TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                           [signature pages follow]

         IN WITNESS WHEREOF, the Borrower, the Lenders, the Agent and the Syndication Agent have executed this Agreement as of the date first above written.




                               UNITRIN, INC.



                               By:    /s/ Eric J. Draut
                                      -------------------------------------
                               Title: Exeuctive Vice President and
                                      Chief Financial Officer

                               Notice Address:   One East Wacker Drive
                                                 Chicago, Illinois  60601
                               Attention:        John M. Boschelli
                               Phone:            (312) 661-4596
                               Facsimile:        (312) 467-6210


Commitment:

$98,500,000                    BANK ONE, NA,
                               individually and as Administrative Agent



                               By:     /s/ Thomas W. Doddridge
                                      -------------------------------------
                               Title:  Director, Capital Markets

                               Notice Address:   1 Bank One Plaza
                                                 Chicago, Illinois  60670
                               Attention:        Thomas W. Doddridge
                               Phone:            (312) 732-3881
                               Facsimile:        (312) 732-4033

Commitment:

$75,000,000                    WACHOVIA BANK, N.A.,
                               individually and as Syndication Agent



                               By:     /s/ Lance P. Black
                                      -------------------------------------
                               Title:  Director

                               Notice Address:  301 S. College St., DC-5
                                                Charlotte, North Carolina 28288
                               Attention:       Michelle Dagenhart
                               Phone:           (704) 383-5387
                               Facsimile:       (704) 383-7611

Commitment:

$50,000,000                    THE NORTHERN TRUST COMPANY



                               By:     /s/ Eric Dybing
                                      -------------------------------------
                               Title:  Second Vice President

                               Notice Address:    50 South LaSalle Street
                                                  Chicago, Illinois 60675
                               Attention:         Robert Fialkowski
                               Phone:             (312) 444-5187
                               Facsimile:         (312) 557-2673

Commitment:

$40,000,000                    UNION BANK OF CALIFORNIA, N.A.



                               By:     /s/ Christine Davis
                                      -------------------------------------
                               Title: Vice President

                               Notice Address:   445 South Figueroa G18-110
                                                 Los Angeles, California  90071
                               Attention:        Christine Davis
                               Phone:            (213) 236-7283
                               Facsimile:        (213) 236-7636

Commitment:


$40,000,000                    WELLS FARGO BANK, N.A.



                               By:     /s/ Robert C. Meyer
                                      -------------------------------------
                               Title:  Vice President

                               By:     /s/ James J. Doherty
                                      -------------------------------------
                               Title:  Vice President

                               Notice Address:       230 W. Monroe, Suite 2900
                                                     MAC E2616-290
                                                     Chicago, Illinois  60606
                               Attention:            Robert C. Meyer
                               Phone:                (312) 345-8623
                               Facsimile:            (312) 845-8606

Commitment:

$20,000,000                    THE BANK OF NEW YORK



                               By:     /s/ Evan Glass
                                      -------------------------------------
                               Title:  Vice President

                               Notice Address:     Insurance Division
                                                   One Wall Street, 17th Floor
                                                   New York, New York  10286
                               Attention:          Evan Glass
                               Phone:              (212)  635-6466
                               Facsimile:          (212)  809-9520

Commitment:


$15,000,000                    FIFTH THIRD BANK



                               By:     /s/ Christopher D. Jones
                                      -------------------------------------
                               Title:  Assistant Vice President

                               Notice Address:   1701 Golf Road
                                                 MD: GRLM78
                                                 Rolling Meadows, Illinois 60008
                               Attention:        Christopher Jones
                               Phone:            (847) 871-6036
                               Facsimile:        (847) 354-7130

Commitment:

$15,000,000                    U.S. BANK NATIONAL ASSOCIATION




                               By:     /s/ Christian E. Stein III
                                      -------------------------------------
                               Title:  Vice President

                               Notice Address:       One U.S. Bank Plaza
                                                     7th & Washington
                                                     St. Louis, Missouri  63101
                               Attention:            Christian E. Stein III
                               Phone:                (314) 418-2711
                               Facsimile:            (314) 418-8394

Commitment:

$6,500,000                     UMB BANK, N.A.



                               By:     /s/ Terry Dierks
                                      -------------------------------------
                               Title:  Senior Vice President

                               Notice Address:     1010 Grand Blvd.
                                                   Kansas City, Missouri  64106
                               Attention:          Terry Dierks
                               Phone:              (816) 860-7101
                               Facsimile:          (816) 860-7143


Aggregate Commitment:

$360,000,000